Exhibit 99.(d)(i)(a)

AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund	Effective Date
Schwab MarketTrack Growth Portfolio	September 25, 1995
Schwab MarketTrack Balanced Portfolio	September 25, 1995
Schwab MarketTrack Conservative Portfolio	September 25, 1995
Schwab Core Equity Fund	May 21, 1996
Schwab International Opportunities Fund (formerly Laudus International MarketMasters Fund)	September 2, 1996
Schwab Balanced Fund	October 13, 1996
Schwab Market Track All Equity Portfolio	April 16, 1998
Schwab Health Care Fund	May 15, 2000
Schwab Small-Cap Equity Fund	May 19, 2003
Schwab Dividend Equity Fund	September 23, 2003
Schwab Target 2010 Fund	May 24, 2005
Schwab Target 2015 Fund	November 12, 2007
Schwab Target 2020 Fund	May 24, 2005
Schwab Target 2025 Fund	November 12, 2007
Schwab Target 2030 Fund	May 24, 2005
Schwab Target 2035 Fund	November 12, 2007
Schwab Target 2040 Fund	May 24, 2005
Schwab Large Cap Growth Fund	May 24, 2005
Schwab Monthly Income Fund – Moderate Payout	February 25, 2008
Schwab Monthly Income Fund – Enhanced Payout	February 25, 2008
Schwab Monthly Income Fund – Maximum Payout	February 25, 2008
Schwab International Core Equity Fund	February 25, 2008
Schwab Target 2045 Fund	January 14, 2013
Schwab Target 2050 Fund	January 14, 2013
Schwab Target 2055 Fund	January 14, 2013
Schwab Target 2060 Fund	August 18, 2016
Schwab Target 2065 Fund	February 25, 2021

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ Mark Fischer	/s/ Jonathan de St. Paer
Mark Fischer Treasurer, CFO & COO	Jonathan de St Paer President

Dated as February 25, 2022

AMENDED SCHEDULE B

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN SCHWAB CAPITAL TRUST AND

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

ADVISORY FEE SCHEDULE

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee
Schwab MarketTrack Growth Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.
Schwab MarketTrack Balanced Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.
Schwab MarketTrack Conservative Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.
Schwab Core Equity Fund	Forty-seven-one-hundredths of one percent (0.47%) of the Fund’s average daily net assets.
Schwab International Opportunities Fund (formerly Laudus International MarketMasters Fund)	Sixty-three one-hundredths of one percent (0.63%) of the Fund’s average daily net assets.
Schwab Balanced Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Market Track All Equity Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.
Schwab Health Care Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).
Schwab Small-Cap Equity Fund	Eighty-one one-hundredths of one percent (0.81%) of the Fund’s average daily net assets.
Schwab Dividend Equity Fund	Sixty-two one-hundredths of one percent (0.62%) of the Fund’s average daily net assets.
Schwab Target 2010 Fund	Zero percent (0%) of the Fund’s average daily net assets
Schwab Target 2015 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2020 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2025 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2030 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2035 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2040 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Fund	Fee
Schwab Large-Cap Growth Fund	Seventy-Two one-hundredths of one percent (0.72%) of the Fund’s average daily net assets.
Schwab Monthly Income Fund – Moderate Payout	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Monthly Income Fund – Enhanced Payout	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Monthly Income Fund – Maximum Payout	Zero percent (0%) of the Fund’s average daily net assets.
Schwab International Core Equity Fund	Fifty-eighty one-hundredths of one percent (0.58%) of the Fund’s average daily net assets.
Schwab Target 2045 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2050 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2055 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2060 Fund	Zero percent (0%) of the Fund’s average daily net assets.
Schwab Target 2065 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ Mark Fischer	/s/ Jonathan de St. Paer
Mark Fischer Treasurer, CFO & COO	Jonathan de St Paer President

Dated as of February 25, 2022